UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 24, 2004

                              PHARMAFRONTIERS CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Texas                        000-25513                     760333165
----------------------      ----------------------        ---------------------
State of organization)     (Commission File Number)            (IRS Employer
                                                            Identification No.)

835 Greens Parkway
Suite 150
Houston, Texas                                                     77067
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(Address of principal executive offices)                         (Zip Code)


Registrant's Telephone Number, including area code: (281) 272-9331

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

      On November 24, 2004, PharmaFrontiers Corp. (the "Company") announced the resignation of Dwayne Deslatte as a member of the Board of Directors ("Board") for personal reasons, effective immediately. Mr. Deslatte served on the Board since March 2004 and was not a member of any board committees. Mr. Deslatte had no disputes or differences in opinion on any matter relating to the Company's operations, policies or practices.

      On November 24, 2004, Paul Frison was appointed to the Board to fill the vacancy created by Mr. Deslatte's resignation. As of the date of the filing of this report, it has not been determined which committee(s), if any, he will serve.

      Mr. Frison has not been involved with a related transaction or relationship as defined by Item 404(a) of Regulation S-B between the Company and him. Additionally, there is no arrangement or understanding between Mr. Frison and any other person pursuant to which Mr. Frison was selected as a director.




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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBIT

           (c) Exhibits

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO.     IDENTIFICATION OF EXHIBIT
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99.1            Press release dated December 1, 2004


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                PHARMAFRONTIERS CORP.



                                By: /s/ David McWilliams
                                -----------------------------------------
                                David McWilliams, Chief Executive Officer



DATE:  December 1, 2004




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                                  EXHIBIT INDEX


Exhibit No.       Description
----------        -----------
99.1              Press Release dated December 1, 2004